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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 31, 2012
Date of Report (Date of earliest event reported)

ABBOTT LABORATORIES
(Exact name of registrant as specified in its charter)

Illinois (State or other Jurisdiction of Incorporation)	1-2189 (Commission File Number)	36-0698440 (IRS Employer Identification No.)

100 Abbott Park Road
Abbott Park, Illinois 60064-6400
(Address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code: (847) 937-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01    Completion of Acquisition or Disposition of Assets

        On January 1, 2013, Abbott Laboratories ("Abbott") completed the previously announced distribution of 100% of the outstanding common stock of AbbVie Inc. ("AbbVie") to Abbott's shareholders (the "Distribution"). AbbVie was formed to hold Abbott's research-based pharmaceuticals business and, as a result of the Distribution, is now an independent public company trading under the symbol "ABBV" on the New York Stock Exchange. The Distribution was made to Abbott's shareholders of record as of the close of business on December 12, 2012 (the "Record Date"), who received one share of AbbVie common stock for each Abbott common share held as of the Record Date.

        On January 2, 2013, Abbott issued a press release announcing the completion of the Distribution. A copy of the press release is attached hereto as Exhibit 99.1.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

        In connection with the Distribution, each of Richard A. Gonzalez (Executive Vice President, Pharmaceutical Products Group) and Laura J. Schumacher (Executive Vice President, General Counsel and Corporate Secretary) resigned from their respective positions at Abbott, effective as of immediately prior to the Distribution.

Item 9.01    Financial Statements and Exhibits.

(d)
Exhibits

Exhibit No.	Exhibit
99.1	Press release issued by Abbott Laboratories on January 2, 2013

2

 SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABBOTT LABORATORIES
Date: January 2, 2013	By:	/s/ THOMAS C. FREYMAN Thomas C. Freyman Executive Vice President, Finance and Chief Financial Officer

 EXHIBIT INDEX

Exhibit No.	Exhibit
99.1	Press release issued by Abbott Laboratories on January 2, 2013

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  Item 2.01 Completion of Acquisition or Disposition of Assets
  Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
  Item 9.01 Financial Statements and Exhibits.
SIGNATURE
EXHIBIT INDEX